MRU Holdings, Inc. Announces Receipt of “Going Concern” Opinion and Notification from Nasdaq Relating to Minimum Stockholders’ Equity

NEW YORK CITY - (September 19, 2008) - MRU Holdings, Inc. (Nasdaq: UNCL) announced today that its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on September 15, 2008, included an audit report that contained a going concern qualification from its independent registered accounting firm. NASDAQ Marketplace Rules require Nasdaq-listed companies to publicly announce the receipt of a "going concern" audit opinion. MRU Holdings also announced today that it received a letter, dated September 18, 2008, from The Nasdaq Stock Market notifying MRU Holdings that based on its Annual Report on Form 10-K for the period ended June 30, 2008, Nasdaq has determined that MRU Holdings’ stockholders’ equity does not comply with the minimum $10.0 million stockholders’ equity requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3). The Nasdaq staff is reviewing MRU Holdings' eligibility for continued listing on The Nasdaq Global Market and has asked the Company to provide, on or before October 3, 2008, a specific plan to achieve and sustain compliance with all of the Nasdaq Global Market listing requirements, including a time frame for completion of the plan. The Company intends to respond formally to the Nasdaq request for a plan on or before the October 3, 2008 deadline.

Safe Harbor Statement

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations and/or its financial condition. These forward- looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in the Company's business, as disclosed by the risk factors contained in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2008. The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

Media Contact:
Karin Pellmann
Phone: 212-444-7541
Email: kpellmann@mruholdings.com